Exhibit 10.5

Amended and Restated Non-Employee Director Cash Compensation Policy

Effective as of January 1, 2015

Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has established the following cash compensation policy for non-employee members of the board of directors of the Company (the “Board”):

1.

  All Non-Employee Directors. Each non-employee director will receive annual cash compensation in an amount equal to $40,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her Board service.

2.

  Audit Committee Chair/Member. In addition to the compensation provided under any other provision of this policy, the chairperson of the Audit Committee will receive annual cash compensation in an amount equal to $15,000 and each other member of the Audit Committee will receive annual cash compensation in an amount equal to $7,500, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson or member, as applicable, of the Audit Committee. Payments shall be prorated from the commencement of a director’s service.

3.

  Compensation Committee Chair/Member. In addition to the compensation provided under any other provision of this policy, the chairperson of the Compensation Committee will receive annual cash compensation in an amount equal to $10,000 and each other member of the Compensation Committee will receive annual cash compensation in an amount equal to $5,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson or member, as applicable, of the Compensation Committee.

4.

  Nominating and Corporate Governance Committee Chair/Member. In addition to the compensation provided under any other provision of this policy, the chairperson of the Nominating and Corporate Governance Committee will receive annual cash compensation in an amount equal to $6,000 and each other member of the Nominating and Corporate Governance Committee will receive annual cash compensation in an amount equal to $3,000, accruing and payable on a quarterly basis at the end of each calendar quarter of service, as an annual retainer for his or her service as chairperson or member, as applicable, of the Nominating and Corporate Governance Committee.

The foregoing payments shall be prorated from the commencement of a director’s service on the Board and applicable committees.

5.	Expenses. The Company will reimburse directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board meetings.